UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2003

Arch Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-14248	31-1358569

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

1800 West Park Drive, Suite 250 Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 870-6700

(Former name or former address, if changed since last report)

Item 5. Other Events.

Effective September 26, 2003, a Supplemental Indenture, amending the Indenture governing the 12% Subordinated Secured Compounding Notes due 2009 (the “12% Notes”) issued by Arch Wireless Holdings, Inc. (“AWHI”), an indirect wholly-owned subsidiary of Arch Wireless, Inc., became effective. The Supplemental Indenture permits periodic market purchases or individually negotiated purchases by AWHI of up to 20% of the aggregate compounded value of the 12% Notes (approximately $22.4 million) at a price not to exceed 104% of the compounded value of the 12% Notes so purchased.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 26, 2003	ARCH WIRELESS, INC. BY: /S/ J. ROY POTTLE —————————————— J. Roy Pottle Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Supplemental Indenture, dated September 26, 2003, among Arch
Wireless Holdings, Inc., the guarantors listed therein and The Bank of
New York, as Trustee, relating to the 12% Subordinated Secured
Compounding Notes due 2009 of Arch Wireless Holdings, Inc.